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                                   Exhibit 21
                         SUBSIDIARIES OF THE REGISTRANT


           The following is a list of all subsidiaries of the Registrant.

                                                               Jurisdiction of
                                                               Incorporation or
               Name                                            Organization
               ------------------------------------------      ----------------
               Cecil Federal Bank                              Maryland
               Cecil Bancorp Capital Trust I                   Delaware
               Subsidiaries of Cecil Federal Bank:
                     Cecil Service Corporation                 Maryland
                     Cecil Financial Services Corporation      Maryland
                     Cecil Ventures, LLC                       Maryland